Exhibit 1
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                                   ENZON, INC.

                                       and

                   CONTINENTAL STOCK TRANSFER & TRUST COMPANY
                                 as Rights Agent

                                RIGHTS AGREEMENT

                            Dated as of May 17, 2002







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                                Table of contents
                                -----------------

                                                                          Page
                                                                          ----

Section 1.  Certain Definitions..............................................1

Section 2.  Appointment of Right Agent.......................................5

Section 3.  Issue of Right Certificates......................................5

Section 4.  Form of Right Certificates.......................................6

Section 5.  Countersignature and Registration................................7

Section 6.  Transfer, Split Up, Combination and Exchange of Right
            Certificates; Mutilated, Destroyed, Lost or Stolen Right
            Certificates.....................................................7

Section 7.  Exercise of Rights; Purchase Price; Expiration Date of Rights....8

Section 8.  Cancellation and Destruction of Right Certificates...............9

Section 9.  Availability of Preferred Shares.................................9

Section 10. Preferred Shares Record Date....................................10

Section 11. Adjustment of Purchase Price, Number of Shares or
            Number of Rights................................................11

Section 12. Certificate of Adjusted Purchase Price or Number of Shares......16

Section 13. Consolidation, Merger or Sale or Transfer of Assets or
            Earning Power...................................................16

Section 14. Fractional Rights and Fractional Shares.........................19

Section 15. Rights of Action................................................19

Section 16. Agreement of Right Holders......................................20

Section 17. Right Certificate Holder Not Deemed a Shareholder...............20

Section 18. Concerning the Rights Agent.....................................20

Section 19. Merger or Consolidation or Change of Name of Rights Agent.......21

Section 20. Duties of Rights Agent..........................................22

Section 21. Change of Rights Agent..........................................23


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Section 22. Issuance of New Right Certificates..............................24

Section 23. Redemption......................................................24

Section 24. Exchange........................................................25

Section 25. Notice of Certain Events........................................26

Section 26. Notices.........................................................27

Section 27. Supplements and Amendments......................................27

Section 28. Successors......................................................27

Section 29. Benefits of this Agreement; No Liability........................28

Section 30. Severability....................................................28

Section 31. Governing Law...................................................28

Section 32. Counterparts....................................................28

Section 33. Descriptive Headings............................................28


Form of Certificate of Designation, Preferences and Rights of
Series B Preferred Stock of Enzon, Inc......................................A-1

Form of Right Certificate...................................................B-1

Summary of Rights to Purchase Preferred Shares..............................C-1


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                                RIGHTS AGREEMENT

      This Rights Agreement dated as of May 17, 2002 is between Enzon, Inc., a Delaware corporation (the "Company"), and Continental Stock Transfer & Trust Company, as rights agent (the "Rights Agent").

                                    RECITALS:

      WHEREAS, effective May 17, 2002, the Board of Directors of the Company authorized and declared a dividend of one preferred share purchase right (a "Right") for each Common Share (as hereinafter defined) of the Company outstanding on June 3, 2002 (the "Record Date"), each Right representing the right to purchase one one-thousandth of a Preferred Share (as hereinafter defined), upon the terms and subject to the conditions herein set forth, and has further authorized and directed the issuance of one Right with respect to each Common Share that shall become outstanding between the Record Date and the earliest of the Distribution Date, the Redemption Date, the Exchange Date and the Final Expiration Date (as such terms are hereinafter defined).

      NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto hereby agree as follows:

      Section 1. Certain Definitions.

      For purposes of this Agreement, the following terms have the meanings indicated:

      "Acquiring Person" shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of the Threshold Percentage or more of the Common Shares of the Company then outstanding, other than as a result of a Permitted Offer, but shall not include any Exempt Person.

      "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

      "Agreement" shall mean this Rights Agreement as originally executed or as it may from time to time be supplemented, amended, renewed, restated or extended pursuant to the applicable provisions hereof.

      A Person shall be deemed the "Beneficial Owner" of and shall be deemed to "beneficially own" any securities:

            (i) which such Person or any of such Person's Affiliates or Associates, beneficially owns, directly or indirectly, including without limitation securities with respect to which such Person or any such Person's Affiliates or Associates has "beneficial ownership" pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act, as in effect on the date of this Agreement;

            (ii) which such Person or any of such Person's Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (other than


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      customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or upon the exercise of conversion rights, exchange rights, rights (other than these Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or (B) the right to vote pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act and (2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report); or

            (iii) which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of acquiring, holding, voting (except to the extent contemplated by the proviso to clause (ii)(B) above) or disposing of any securities of the Company.

Notwithstanding anything in this definition of Beneficial Ownership to the contrary, the phrase "then outstanding," when used with reference to a Person's Beneficial Ownership of securities of the Company, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which such Person would be deemed to own beneficially hereunder.

      "Business Day" shall mean any day other than a Saturday, a Sunday, or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

      "Close of Business" on any given date shall mean 5:00 P.M. New York, New York time, on such date; provided, however, that if such date is not a Business Day, it shall mean 5:00 P.M., New York, New York time, on the next succeeding Business Day.

      "Closing Price" with respect to a security on any given date shall mean the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Security is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Security is listed or admitted to trading or, if the Security is not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities


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Dealers, Inc. Automated Quotations System or such other system then in use, or, if on any such date the Security is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Security selected by the Board of Directors of the Company. If on any such day no market maker is making a market in the Common Shares, the fair value of such share on such day as determined in good faith by the Board of Directors of the Company shall be used in lieu of the Closing Price for such day.

      "Common Shares," when used with reference to the Company, shall mean the shares of Common Stock, par value $0.01 per share, of the Company. "Common Shares," when used with reference to any Person other than the Company, shall mean the capital stock (or equity interest) with the greatest voting power of such other Person or, if such other Person is a Subsidiary of any other Person, the Person or Persons that ultimately control such first mentioned Person.

      The "Current Per Share Market Price" of a security shall mean the average of the daily Closing Prices per share of such security for the 30 consecutive Trading Days immediately prior to such date; provided, however, that in the event that the Current Per Share Market Price of such security is determined during a period following the announcement by the issuer of the security of (A) a dividend or distribution on the security payable in shares of such security or securities convertible into such shares, or (B) any subdivision, combination or reclassification of such security and prior to the expiration of 30 Trading Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the Current Per Share Market Price shall be appropriately adjusted to reflect the Current Per Share Market Price per share equivalent of such security. With respect to the Preferred Shares of the Company, if such Preferred Shares are not publicly traded, then the Current Per Share Market Price of such Preferred Shares shall be deemed conclusively to be the Current Per Share Market Price of the Common Shares (appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof), multiplied by 1,000. If neither the Common Shares nor the Preferred Shares are publicly held or so listed or traded, "Current Per Share Market Price" of the Preferred Shares shall mean the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent.

      "Distribution Date" shall mean the earlier of (i) the Close of Business on the day after the Shares Acquisition Date or (ii) the Close of Business on the day (or such later date as may be determined by action of the Board of Directors prior to such time as any Person becomes an Acquiring Person) after the date of the commencement by any Person (other than an Exempt Person) of, or of the first public announcement of the intention of any Person (other than an Exempt Person) to commence, a tender or exchange offer, the consummation of which would result in any Person becoming an Acquiring Person.

      "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

      "Exchange Date" shall mean the time at which the Rights are exchanged as provided in Section 24 hereof.

      "Exchange Ratio" shall have the meaning set forth in Section 24 hereof.


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      "Exempt Person" shall mean (i) the Company, (ii) any Subsidiary of the
Company, (iii) any employee benefit plan of the Company or of any Subsidiary of the Company, (iv) any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such employee benefit plan, (v) any Person who becomes the Beneficial Owner of the Threshold Percentage or more of the Common Shares of the Company then outstanding by reason of share purchases by the Company, unless and until such time as such Person shall increase the number of Common Shares of the Company beneficially owned by such Person above the number of Common Shares of the Company beneficially owned by such Person at the time of the share purchase by the Company that caused such Person to exceed the Threshold Percentage, and (vi) any Person who otherwise would be an Acquiring Person but whom the Board of Directors determines, in good faith, to have become such inadvertently (including, without limitation, because
(A) such person was unaware that he or it was the Beneficial Owner of a percentage of Common Shares that otherwise would cause such person to be an Acquiring Person, or (B) such Person was aware of the extent to which he or it is the Beneficial Owner of Common Shares but had no actual knowledge of the consequences of being such a Beneficial Owner under this Agreement) and without any intention of changing or influencing control of the Company, and if such Person, after being advised of such determination and within a period of time set by the Board of Directors, divests himself or itself of a sufficient number of Common Shares so that such Person would no longer be the Beneficial Owner of the Threshold Percentage or more of the Common Shares of the Company then outstanding, then such Person shall not be deemed to be or to have become an Acquiring Person for any purposes of this Agreement; and during any period of time (x) prior to the time the Board of Directors shall have become aware that such Person would have become an Acquiring Person but for the provisions of this clause (vi), (y) during which the Board of Directors is making the determination called for under this clause (vi), and (z) during which such Person is divesting himself or itself of a sufficient number of Common Shares so that such Person no longer would be the Beneficial Owner of the Threshold Percentage or more of the Common Shares of the Company then outstanding, such Person shall not be deemed to be or to have become an Acquiring Person for any purpose under this Agreement.

      "Final Expiration Date" shall mean the Close of Business on May 16, 2012.

      "Permitted Offer" shall mean a tender offer or an exchange offer for all outstanding Common Shares of the Company determined by the Board of Directors of the Company, after receiving such advice as it deems necessary and giving due consideration to all relevant factors, to be in the best interests of the Company and its stockholders.

      "Person" shall mean any individual, firm, corporation or other entity, and shall include any successor (by merger or otherwise) of such entity.

      "Preferred Shares" shall mean shares of Series B Preferred Stock, par value $0.01 per share, of the Company having the rights and preferences set forth in the Form of Certificate of Designation attached to this Agreement as Exhibit A.

      "Principal Party" shall have the meaning set forth in Section 13(b) hereof.

      "Purchase Price" shall have the meaning set forth in Section 4 hereof.


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      "Record Date" shall have the meaning set forth in the recitals hereto.

      "Redemption Date" shall mean the time at which the Rights are redeemed as provided in Section 23 hereof.

      "Right" shall have the meaning set forth in the recitals hereto.

      "Right Certificate" shall mean a certificate substantially in the form of Exhibit B hereto.

      "Securities Act" shall mean the Securities Act of 1933, as amended from time to time.

      "Shares Acquisition Date" shall mean the first date of public announcement (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to Section 13(d) of the Exchange Act) by the Company or any Person that such Person has become an Acquiring Person.

      "Subsidiary" of any Person shall mean any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

      "Summary of Rights" shall mean a summary of this Agreement, in substantially the form of Exhibit C hereto.

      "Threshold Percentage" shall mean 15%.

      "Trading Day" shall mean a day on which the principal national securities exchange on which a security is listed or admitted to trading is open for the transaction of business or, if a security is not listed or admitted to trading on any national securities exchange, a Business Day.

      Section 2. Appointment of Right Agent.

      The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of the Rights (who, in accordance with Section 3 hereof, shall prior to the Distribution Date also be the holders of the Common Shares of the Company in accordance with the terms and conditions hereof), and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-Rights Agents as it may deem necessary or desirable.

      Section 3. Issue of Right Certificates.

      (a) Until the Distribution Date, (i) the Rights will be evidenced (subject to the provisions of Section 3(b) hereof) by the certificates for Common Shares registered in the names of the holders thereof (which certificates shall also be deemed to be Right Certificates) and not by separate Right Certificates, and
(ii) the right to receive Right Certificates will be transferable only in connection with the transfer of Common Shares. As soon as practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign, and the Company will send or cause to be sent (and the Rights Agent will, if requested, send) by first-class, postage-prepaid mail to each record holder of Common Shares as of the Distribution Date, at the address of such holder shown on the records of the Company, a Right Certificate


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evidencing one Right for each Common Share so held. As of the Distribution Date, the Rights will be evidenced solely by such Right Certificates.

      (b) On the Record Date, or as soon as practicable thereafter, the Company will send a copy of the Summary of Rights by first-class, postage-prepaid mail to each record holder of Common Shares as of the Close of Business on the Record Date, at the address of such holder shown on the records of the Company. With respect to certificates for Common Shares outstanding as of the Record Date, until the Distribution Date, the Rights will be evidenced by such certificates registered in the names of the holders thereof together with a copy of the Summary of Rights. Until the Distribution Date (or the earlier of the Redemption Date, the Exchange Date or the Final Expiration Date if occurring prior to the Distribution Date), the surrender for transfer of any certificate for Common Shares outstanding on the Record Date, with or without a copy of the Summary of Rights attached thereto, shall also constitute the transfer of the Rights associated with the Common Shares represented thereby.

      (c) Certificates for Common Shares which become outstanding (including, without limitation, reacquired Common Shares referred to in the last sentence of this paragraph (c)) after the Record Date but prior to the earliest of the Distribution Date, the Redemption Date, the Exchange Date or the Final Expiration Date shall have impressed on, printed on, written on or otherwise affixed to them the following legend:

      This certificate also evidences and entitles the holder hereof to certain rights as set forth in a Rights Agreement between Enzon, Inc. and Continental Stock Transfer & Trust Company, dated as of May 17, 2002 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Enzon, Inc. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Enzon, Inc. will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances, as set forth in the Rights Agreement, Rights issued to any Person who becomes an Acquiring Person or an Associate or Affiliate thereof (as defined in the Rights Agreement), or certain transferees of such Person, may become null and void.

      With respect to such certificates containing the foregoing legend, until the Distribution Date, the Rights associated with the Common Shares represented by such certificates shall be evidenced by such certificates alone, and the surrender for transfer of any such certificate shall also constitute the transfer of the Rights associated with the Common Shares represented thereby. In the event that the Company purchases or acquires any Common Shares after the Record Date but prior to the Distribution Date, any Rights associated with such Common Shares shall be deemed cancelled and retired so that the Company shall not be entitled to exercise any Rights associated with the Common Shares which are no longer outstanding.

      Section 4. Form of Right Certificates.

      The Right Certificates (and the forms of election to purchase Preferred Shares and of assignment to be printed on the reverse thereof)


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shall be substantially the same as Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage. Subject to the provisions of Section 11 and Section 22 hereof, the Right Certificates shall entitle the holders thereof to purchase such number of one one-thousandths of a Preferred Share as shall be set forth therein at the price per one one-thousandth of a Preferred Share set forth therein (the "Purchase Price"), but the number of such one one-thousandths of a Preferred Share and the Purchase Price shall be subject to adjustment as provided herein.

      Section 5. Countersignature and Registration.

      The Right Certificates shall be executed on behalf of the Company by any of its Chairman of the Board, its Vice Chairman, its President, its Executive Vice President, any of its Vice Presidents, its Treasurer or its Controller either manually or by facsimile signature and shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Right Certificates shall be countersigned by the Rights Agent, either manually or by facsimile signature, for purposes of authorization only and shall not be valid for any purpose unless countersigned. In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the Person who signed such Right Certificates had not ceased to be such officer of the Company; and any Right Certificate may be signed on behalf of the Company by any Person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Rights Agreement any such Person was not such an officer.

      Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its principal office, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates and the date of each of the Right Certificates.

      Section 6. Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates.

      Subject to the provisions of Section 14 hereof, at any time after the Close of Business on the Distribution Date, and at or prior to the Close of Business on the earlier of the Redemption Date, the Exchange Date or the Final Expiration Date, any Right Certificate or Right Certificates (other than Right Certificates representing Rights that have become void pursuant to Section 11(a)(ii) hereof) may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to purchase a like number of one one-thousandths of a Preferred Share as the Right Certificate or Right Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate or Right Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be transferred, split up,


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combined or exchanged at the principal office of the Rights Agent. Thereupon the
Rights Agent shall countersign and deliver to the Person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested.
The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates.

      Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, at the Company's request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will issue, execute and deliver a new Right Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered holder in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

      Section 7. Exercise of Rights; Purchase Price; Expiration Date of Rights.

      (a) The registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the office or offices of the Rights Agent designated for such purpose, together with payment of the Purchase Price for each one one-thousandth of a Preferred Share as to which the Rights are exercised, at or prior to the earliest of the Final Expiration Date, the Redemption Date or the Exchange Date.

      (b) The Purchase Price for each one one-thousandth of a Preferred Share pursuant to the exercise of a Right shall be $190.00 (One Hundred Ninety Dollars), shall be subject to adjustment from time to time as provided in Sections 11 and 13 hereof and shall be payable in lawful money of the United States of America in accordance with paragraph (c) below.

      (c) Upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase duly executed, accompanied by payment of the Purchase Price for the shares to be purchased and an amount equal to any applicable transfer tax required to be paid by the holder of such Right Certificate in accordance with Section 9 hereof by certified check, cashier's check or money order payable to the order of the Company, the Rights Agent shall thereupon promptly (i) (A) requisition from any transfer agent for the Preferred Shares certificates for the number of Preferred Shares to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, or (B) if the Company shall have elected to deposit with a depository agent the total number of Preferred Shares issuable upon exercise of the Rights hereunder, requisition from the depositary agent depositary receipts representing such number of one one-thousandths of a Preferred Share as are to be purchased and the Company hereby directs the depositary agent to comply with such request, (ii) when appropriate, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional shares in accordance with
Section 14 hereof, (iii) after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be


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designated by such holder and (iv) when appropriate, after receipt, deliver such cash to or upon the order of the registered holder of such Right Certificate.

      (d) In case the registered holder of any Right Certificate shall exercise less than all of the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or to his duly authorized assigns, subject to the provisions of Section 14 hereof.

      (e) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this Section unless such registered holder shall have (i) duly completed and executed the form of election to purchase set forth on the reverse side of the Right Certificate surrendered for such exercise and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) of such Right Certificate or Affiliates or Associates thereof as the Company shall reasonably request.

      Section 8. Cancellation and Destruction of Right Certificates.

      All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Rights Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Right Certificates to the Company, or, at the written request of the Company, may (but shall not be required to) destroy such cancelled Right Certificates, and, if such cancelled Right Certificates are destroyed, shall deliver to the Company a certificate of destruction.

      Section 9. Availability of Preferred Shares.

      (a) The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued Preferred Shares, the number of Preferred Shares that will be sufficient to permit the exercise in full of all outstanding Rights.

      (b) At such time, if any, as the Preferred Shares issuable upon the exercise of Rights may be listed on any national securities exchange, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable (but only to the extent that it is reasonably likely that the Rights will be exercised), all shares reserved for such issuance to be listed on such exchange upon official notice of issuance upon such exercise.

      (c) The Company will prepare and file, as soon as practicable following expiration of the Company's right of redemption pursuant to Section 23, a registration statement under the Securities Act with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, and use its best efforts to cause such registration statement to (i) become effective as soon as practicable after such filing, and (ii) remain effective (with a


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prospectus at all times meeting the requirements of the Securities Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities or (B) the Final Expiration Date. The Company will also take such action as may be appropriate under, or to ensure compliance with, the securities or "blue sky" laws of the various states in connection with the exercisability of the Rights. The Company may temporarily suspend, for a period of time not to exceed 90 days after the date the registration statement is filed, the exercisability of the Rights in order to permit the registration statement to become effective. Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction if the requisite qualification in such jurisdiction shall not have been obtained or the exercise thereof is not permitted under applicable law.

      (d) The Company covenants and agrees that it will take all such action as may be necessary to ensure that all Preferred Shares delivered upon exercise of Rights shall, at the time of delivery of the certificates for such Preferred Shares (subject to payment of the Purchase Price and any applicable transfer taxes), be duly and validly authorized and issued and fully paid and nonassessable shares.

      (e) The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Right Certificates or of any Preferred Shares (or Common Shares or preferred share equivalents, if applicable) upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Right Certificates to a Person other than, or the issuance or delivery of certificates or depositary receipts for the Preferred Shares in a name other than that of, the registered holder of the Right Certificate evidencing Rights surrendered for exercise, or to issue or to deliver any certificates or depositary receipts for Preferred Shares upon the exercise of any Rights until any such tax shall have been paid (any such tax being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company's reasonable satisfaction that no such tax is due.

      Section 10. Preferred Shares Record Date.

      Each Person in whose name any certificate for Preferred Shares is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Preferred Shares represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the transfer books of the Company for the Preferred Shares are closed, such Person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which such transfer books are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate shall not be entitled to any rights of a holder of Preferred Shares for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

      Section 11. Adjustment of Purchase Price, Number of Shares or Number of Rights.

      The Purchase Price, the number and kind of shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

      (a) (i) In the event the Company shall at any time after the date of this Agreement (A) declare a dividend on the Preferred Shares payable in Preferred Shares, (B) subdivide the outstanding Preferred Shares, (C) combine the outstanding Preferred Shares into a smaller number of Preferred Shares or (D) issue any shares of its capital stock in a reclassification of the Preferred Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of capital stock issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock which, if such Right had been exercised immediately prior to such date and at a time when the Preferred Shares transfer books of the Company were open, he would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right. If an event occurs which would require an adjustment under both Sections 11(a)(i) and 11(a)(ii) hereof, then the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii) hereof.

            (ii) Subject to Section 24 of this Agreement, in the event any Person becomes an Acquiring Person, unless the event by which such Person became an Acquiring Person is a transaction described in Section 13(a) hereof, each holder of a Right shall thereafter have a right to receive, upon exercise thereof at a price equal to the then current Purchase Price multiplied by the number of one one-thousandths of a Preferred Share for which a Right is then exercisable, in accordance with the terms of this Agreement and in lieu of Preferred Shares, such number of Common Shares of the Company as shall equal the result obtained by (x) multiplying the then current Purchase Price by the number of one one-thousandths of a Preferred Share for which a Right is then exercisable and dividing that product by
      (y) 50% of the Current Per Share Market Price of the Company's Common Shares on the date that such Person becomes an Acquiring Person. In the event that any Person shall become an Acquiring Person and the Rights shall then be outstanding, the Company shall not take any action which would eliminate or diminish the benefits intended to be afforded by the Rights.

            From and after the date that such Person becomes an Acquiring Person, any Rights that are or were acquired or beneficially owned by any Acquiring Person (or any Associate or Affiliate of such Acquiring Person) shall be void and any holder of such Rights shall thereafter have no right to exercise such Rights under any provision of this Agreement. No Right Certificate shall be issued pursuant to Section 3 that represents

      Rights beneficially owned by an Acquiring Person (or any Associate or Affiliate of such Acquiring Person) whose Rights would be void pursuant to the preceding sentence; no Right Certificate shall be issued at any time upon the transfer of any Rights to an Acquiring Person (or any Associate or Affiliate of such Acquiring Person) whose Rights would be void pursuant to the preceding sentence or to any nominee of such Acquiring Person, Associate or Affiliate; and any Rights Certificate delivered to the Rights Agent for transfer to an Acquiring Person (or any Associate or Affiliate of such Acquiring Person) whose Rights would be void pursuant to the preceding sentence shall be cancelled.

            (iii) In the event that there shall not be sufficient Common Shares authorized but unissued to permit the exercise in full of the Rights in accordance with Section 11(a)(ii) hereof, the Company shall take all such action as may be necessary to authorize additional Common Shares for issuance upon exercise of the Rights. In the event the Company shall, after good faith effort, be unable to take all such action as may be necessary to authorize such additional Common Shares, the Company shall substitute, for each Common Share that otherwise would be issuable upon exercise of a Right, a number of Preferred Shares or fraction thereof such that the Current Per Share Market Price of one Preferred Share multiplied by such number or fraction is equal to the Current Per Share Market Price of one Common Share as of the date of issuance of such Preferred Share or fraction thereof.

      (b) In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Preferred Shares entitling them to subscribe for or purchase Preferred Shares (or shares having the same rights, privileges and preferences as the Preferred Shares (such shares are herein called "preferred share equivalents")) or securities convertible into Preferred Shares or preferred share equivalents at a price per Preferred Share or preferred share equivalent (or having a conversion price per share, if a security convertible into Preferred Shares or preferred share equivalents) less than the then Current Per Share Market Price of the Preferred Shares on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of Preferred Shares outstanding on such record date plus the number of Preferred Shares which the aggregate offering price of the total number of Preferred Shares and/or preferred share equivalents so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such Current Per Share Market Price and the denominator of which shall be the number of Preferred Shares outstanding on such record date plus the number of additional Preferred Shares and/or preferred share equivalents to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible); provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right. In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights. Preferred Shares owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

      (c) In case the Company shall fix a record date for the making of a distribution to all holders of the Preferred Shares (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness or assets (other than a regular quarterly cash dividend or a dividend payable in Preferred Shares) or subscription rights or warrants (excluding those referred to in Section 11(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the then Current Per Share Market Price of the Preferred Shares on such record date, less the fair market value (as determined in good faith the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one Preferred Share and the denominator of which shall be such Current Per Share Market Price of the Preferred Shares; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company to be issued upon exercise of one Right. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

      (d) No adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; provided, however, that any adjustments which by reason of this Section 11(d) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest one one-millionth of a Preferred Share or one ten-thousandth of any other share or security as the case may be. Notwithstanding the first sentence of this Section 11(d), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which requires such adjustment or (ii) the date of the expiration of the right to exercise any Rights.

      (e) If as a result of an adjustment made pursuant to Section 11(a) and 13(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than Preferred Shares, thereafter the number of such other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Shares contained in Section 11(a) through 11(c), inclusive, and the provisions of Sections 7, 9, 10, 13 and 14 with respect to the Preferred Shares shall apply on like terms to any such other shares.

      (f) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one one-thousandths of a Preferred Share purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

      (g) Unless the Company shall have exercised its election as provided in
Section 11(h), subject to the provisions of Sections 11(a) and 13 hereof, upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one one-thousandths of a Preferred Share (calculated to the nearest one one-millionth of a Preferred Share) obtained by
(i) multiplying (x) the number of one one-thousandths of a share covered by a Right immediately prior to this adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

      (h) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in substitution for any adjustment in the number of one one-thousandths of a Preferred Share purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one one-thousandths of a Preferred Share for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least 10 days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(h), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein, may bear, at the option of the Company, the adjusted Purchase Price, and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

      (i) Irrespective of any adjustment or change in the Purchase Price or the number of one one-thousandths of a Preferred Share issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number of one one-thousandths of a Preferred Share which were expressed in the initial Right Certificates issued hereunder.

      (j) Before taking any action that would cause an adjustment reducing the Purchase Price below one one-thousandth of the then par value, if any, of the Preferred Shares issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Preferred Shares at such adjusted Purchase Price.

      (k) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuing to the holder of any Right exercised after such record date of the Preferred Shares and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the Preferred Shares and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

      (l) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that in its sole discretion the Board of Directors of the Company shall determine to be advisable in order that any (i) consolidation or subdivision of the Preferred Shares, (ii) issuance wholly for cash of any Preferred Shares at less than the Current Per Share Market Price, (iii) issuance wholly for cash of Preferred Shares or securities which by their terms are convertible into or exchangeable for Preferred Shares, (iv) dividends on Preferred Shares payable in Preferred Shares or (v) issuance of rights, options or warrants referred to hereinabove in Section 11(b), hereafter made by the Company to holders of its Preferred Shares shall not be taxable to such stockholders.

      (m) The Company covenants and agrees that, after the Distribution Date, it will not, except as permitted by Section 23, 24 or 27, take (or permit any Subsidiary of the Company to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.

      (n) Anything in this Agreement or the Rights to the contrary notwithstanding, in the event that at any time after the date of this Agreement and prior to the Distribution Date, the Company shall (i) declare or pay any dividend on the Common Shares payable in Common Shares or (ii) effect a subdivision, combination or consolidation of the Common Shares (by reclassification or otherwise than by payment of dividends in Common Shares) into a greater or lesser number of Common Shares, then in any such case (i) the number of one one-thousandths of a Preferred Share purchasable after such event upon proper exercise of each Right shall be determined by multiplying the number of one one-thousandths of a Preferred Share so purchasable immediately prior to such event by a fraction, the numerator of which is the number of Common Shares outstanding immediately before such event and the denominator of which is the number of Common Shares outstanding immediately after such event, and (ii) each Common Share outstanding immediately after such event shall have issued with respect to it that number of Rights which each Common Share outstanding immediately prior to such event had issued with respect to it. The adjustments provided for in this Section 11(n) shall be made successively whenever such a dividend is declared or paid or such a subdivision, combination or consolidation is effected. If an event occurs which would require an adjustment under Section 11(a)(ii) and this Section 11(n), the adjustments provided for in this Section 11(n) shall be in addition and prior to any adjustment required pursuant to Section 11(a)(ii).

      Section 12. Certificate of Adjusted Purchase Price or Number of Shares.

      Whenever an adjustment is made as provided in Sections 11 and 13 hereof, the Company shall promptly (a) prepare a certificate setting forth such adjustment, and a brief statement of the facts accounting for such adjustment,
(b) file with the Rights Agent and with each transfer agent for the Common Shares or the Preferred Shares a copy of such certificate and (c) mail a brief summary thereof to each holder of a Right Certificate in accordance with Section 25 hereof.

      Section 13. Consolidation, Merger or Sale or Transfer of Assets or Earning Power.

      (a) In the event, directly or indirectly, at any time after there is an Acquiring Person,

            (w) the Company shall consolidate with, or merge with and into, any other Person (other than a wholly owned Subsidiary of the Company in a transaction that complies with Section 11(m) hereof) and the Company shall not be the continuing or surviving corporation of such consolidation or merger,

            (x) any Person (other than a Subsidiary of the Company in a transaction that complies with Section 11(m) hereof) shall consolidate with, or merge with and into, the Company and the Company shall be the continuing or surviving corporation of such consolidation or merger and, in connection with such consolidation or merger, all or part of the outstanding Common Shares of the Company held by existing stockholders of the Company shall be changed into or exchanged for stock or other securities of any other Person (or the Company) or cash or any other property,

            (y) the Company shall effect a statutory share exchange with the outstanding Common Shares of the Company being exchanged for stock or other securities of any other Person, cash or property, or

            (z) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one or more transactions, assets or earning power aggregating 50% or more of the assets or earning power, respectively, of the Company and its Subsidiaries (taken as a whole) to any other Person other than the Company or one or more of its wholly owned Subsidiaries, then, and in each such case, except as contemplated by Section 13(e), proper provision shall be made so that (i) each holder of a Right (except as otherwise provided in this Agreement) shall thereafter have the right to receive, upon the exercise thereof by payment of the amount equal to the product of the number of one one-thousandths of a Preferred Share which would otherwise be issuable upon exercise of a Right and the then current Purchase Price in accordance with the terms of this Agreement and in lieu of Preferred Shares, such number of validly authorized and issued, fully paid, nonassessable and freely tradeable Common Shares of the Principal Party, not subject to any liens, encumbrances, rights of first refusal or adverse claims, as shall be equal to the result obtained by (x) multiplying the then current Purchase Price by the number of one one-thousandths of a Preferred Share for which a Right is, immediately prior to the first occurrence of a consolidation, merger, statutory share exchange, sale or transfer with a Principal Party, exercisable and (y) dividing that product by 50% of the Current Per Share Market Price of the Common Shares of such Principal Party (determined on the date of consummation of such consolidation, merger, statutory share exchange, sale or transfer); (ii) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such merger, consolidation, statutory share exchange, sale or transfer, all the obligations and duties of the Company pursuant to this Agreement; (iii) the term "Company" shall thereafter be deemed to refer to such Principal Party; and (iv) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of its Common Shares to permit the exercise of all outstanding Rights) in connection with the consummation of any such transaction as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its Common Shares thereafter deliverable upon the exercise of the Rights.

      (b) "Principal Party" shall mean:

            (i) in the case of any transaction described in clauses (w), (x) or
      (y) of the first sentence of Section 13(a), the Person that is the issuer of any securities into which Common Shares of the Company are converted in such merger, consolidation or exchange, or if no securities are so issued, the Person that is the other party to such merger, consolidation or exchange; and

            (ii) in the case of any transaction described in clause (z) of the first sentence of Section 13(a), the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions; provided, however, that in any such case, (1) if the Common Shares of such Person are not at such time or have not been continuously over the preceding 12-month period registered under
      Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary of another Person the Common Shares of which are and have been so registered, "Principal Party" shall refer to such other Person, and (2) in case such Person is a Subsidiary, directly or indirectly, of more than one Person, the Common Shares of two or more of which are and have been so registered, "Principal Party" shall refer to whichever of such Persons is the issuer of the Common Shares having the greatest aggregate market value.

      (c) The Company shall not consummate any consolidation, merger, statutory share exchange, sale or transfer described in Section 13(a) above with a Principal Party unless such Principal Party shall have a sufficient number of authorized, unreserved Common Shares which have not been issued or are held in treasury to permit the exercise in full of the Rights in accordance with this
Section 13 and unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in paragraphs (a) and (b) of this Section 13 and further providing that, as soon as practicable after the date of any such consolidation, merger, share exchange, sale or transfer, the Principal Party will:

            (i) prepare and file a registration statement under the Securities Act, with respect to the Rights and the securities purchaseable upon exercise of the Rights, on an appropriate form, and use its best efforts to cause such registration statement to (A) become effective as soon as practicable after such filing and (B) remain effective

      (with a prospectus at all times meeting the requirements of the Securities
      Act) until the earlier of (1) the date as of which the Rights are no longer exercisable for such securities or (2) the Final Expiration Date;

            (ii) take such action as may be appropriate under, or to ensure compliance with, the securities or "blue sky" laws of the various states in connection with the exercisability of the Rights; and

            (iii) deliver to holders of the Rights historical financial statements for the Principal Party and each of its Affiliates which comply in all respects with the requirements for registration on Form 10 under the Exchange Act.

      (d) The Company shall not enter into any transaction of the kind referred to in this Section 13 if at the time of such transaction there are any rights, warrants, instruments or securities outstanding or any agreements or arrangements which, as a result of the consummation of such transaction, would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights. Without limiting the generality of the preceding sentence, in case the Principal Party which is to be a party to a transaction of the kind referred to in this Section 13 has a provision in any of its authorized securities or in its articles of incorporation or bylaws or other instrument governing its corporate affairs, which provision would have the effect of (i) causing such Principal Party to issue, in connection with, or as a consequence of, the consummation of a transaction of the kind referred to in this Section 13, Common Shares of such Principal Party at less than the then Current Per Share Market Price or securities exercisable for or convertible into Common Shares of such Principal Party at less than such then Current Per Share Market Price (other than to holders of Rights pursuant to this Section 13) or (ii) providing for any special payment, tax or similar provisions in connection with the issuance of Common Shares of such Principal Party pursuant to the provisions of Section 13; then, in such event, the Company shall not consummate any such transaction unless prior thereto the provision in question of such Principal Party shall have been cancelled, waived or amended so as to avoid any of the effects referred to in clauses (i) and (ii), or the authorized securities shall have been redeemed, so that the applicable provision will have no effect in connection with, or as a consequence of, the consummation of the proposed transaction.

      (e) Notwithstanding anything in this Agreement to the contrary, Section 13 shall not be applicable to a transaction described in subparagraphs (w), (x) and
(y) of Section 13(a) if (i) such transaction is consummated with a Person or Persons who acquired Common Shares pursuant to a Permitted Offer (or a wholly owned Subsidiary of any such Person or Persons), (ii) the price per Common Share offered in such transaction is not less than the price per Common Share paid to all holders of Common Shares whose shares were purchased pursuant to such Permitted Offer and (iii) the form of consideration being offered to the remaining holders of Common Shares pursuant to such transaction is the same as the form of consideration paid pursuant to such Permitted Offer. Upon consummation of any such transaction contemplated by this Section 13(e), all Rights hereunder shall expire.

      (f) The provisions of this Section 13 shall similarly apply to successive mergers, consolidations, statutory share exchanges or sale or other transfers.

      Section 14. Fractional Rights and Fractional Shares.

      (a) The Company shall not be required to issue fractions of Rights or to distribute Right Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Right Certificates with regard to which such fractional Rights otherwise would be issuable an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 14(a), the current market value of a whole Right shall be the Closing Price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable.

      (b) The Company shall not be required to issue fractions of Preferred Shares (other than fractions which are integral multiples of one one-thousandth of a Preferred Share) upon exercise of the Rights or to distribute certificates which evidence fractional Preferred Shares (other than fractions which are integral multiples of one one-thousandth of a Preferred Share). Fractions of Preferred Shares in integral multiples of one one-thousandth of a Preferred Share may, at the election of the Company, be evidenced by depositary receipts, pursuant to an appropriate agreement between the Company and a depositary selected by it; provided that if the Company issues depositary receipts pursuant to any such agreement, such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as beneficial owners of the Preferred Shares represented by such depositary receipts. In lieu of fractional Preferred Shares that are not integral multiples of one one-thousandth of a Preferred Share, the Company shall pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one Preferred Share. For the purposes of this Section 14(b), the current market value of a Preferred Share shall be the Closing Price of a Preferred Share for the Trading Day immediately prior to the date of such exercise.

      (c) The holder of a Right by the acceptance of the Right expressly waives his right to receive any fractional Rights or any fractional shares upon exercise of a Right (except as provided above).

      Section 15. Rights of Action.

      All rights of action in respect of this Agreement, excepting the rights of action given to the Rights Agent under Section 18 hereof, are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Common Shares); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of the Common Shares), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the Common Shares), may, in such holder's own behalf and for such holder's own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, such holder's right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of the obligations of any Person subject to, this Agreement.

      Section 16. Agreement of Right Holders.

      Every holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

      (a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of the Common Shares;

      (b) after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal office of the Rights Agent, duly endorsed or accompanied by a proper instrument of transfer;

      (c) the Company and the Rights Agent may deem and treat the Person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Shares certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificates or the associated Common Shares certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary; and

      (d) notwithstanding anything in this Agreement or the Rights to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority prohibiting or otherwise restraining performance of such obligation; provided, however, that the Company must use its best efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as possible.

      Section 17. Right Certificate Holder Not Deemed a Shareholder.

      No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the Preferred Shares or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 25 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.

      Section 18. Concerning the Rights Agent.

      (a) The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The

Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability in the premises. The Company's reimbursement and indemnification obligations described in this Section 18(a) shall survive the termination of this Agreement.

      (b) The Rights Agent shall be protected and shall incur no liability for, or in respect of any action taken, suffered or omitted by it in connection with, its administration of this Agreement in reliance upon any Right Certificate or certificate for the Preferred Shares (or for depositary receipts evidencing fractional interests in Preferred Shares) or Common Shares or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons, or otherwise upon the advice of counsel as set forth in Section 20 hereof.

      Section 19. Merger or Consolidation or Change of Name of Rights Agent.

      (a) Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the stock transfer or corporate trust business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

      (b) In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

      Section 20. Duties of Rights Agent.

      The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:

      (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

      (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman, any Vice Chairman, the President, any Executive Vice President, any Vice President, the Treasurer, the Secretary or the Controller of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

      (c) The Rights Agent shall be liable hereunder to the Company and any other Person only for its own gross negligence, bad faith or willful misconduct.

      (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

      (e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including the Rights becoming void pursuant to Section 11(a)(ii) hereof) or any adjustment in the terms of the Rights (including the manner, method or amount thereof) provided for in Section 3, 11, 13, 23 or 24, or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after receipt of actual notice from the Company stating that a change or adjustment is required and specifying the manner and amount thereof); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Preferred Shares to be issued pursuant to this Agreement or any Right Certificate or as to whether any Preferred Shares will, when issued, be validly authorized and issued, fully paid and nonassessable.

      (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

      (g) The Rights Agents is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the Chairman of the Board, the Vice Chairman, the President, any Executive Vice President, any Vice President, the Secretary, the Treasurer or the Controller of the Company, and to apply to such officers for advice of instructions in connection with its duties, and it shall not be liable for any action taken or suffered by it in good faith in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions.

      (h) The Rights Agent and any shareholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

      (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

      (j) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under this Agreement or in the exercise of its rights or powers if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

      (k) If, with respect to any Right Certificate surrendered to the Rights Agent for exercise or transfer, the form of assignment or form of election to purchase, as the case may be, has either not been duly completed and executed or indicates an affirmative response to enumerated clause (1) and/or (2) on the reverse side of the applicable Right Certificate, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company.

      Section 21. Change of Rights Agent.

      The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days' notice in writing mailed to the Company and to each transfer agent of the Common Shares or Preferred Shares by registered or certified mail. The Company may remove the Rights Agent or any successor Rights Agent upon 30 days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Shares or Preferred Shares by registered or certified mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his Right Certificate for inspection by the Company), then the Rights Agent or the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (a) a corporation organized and doing business under the laws of the United States or of the State of New Jersey or New York (or of any other state of the United States so long as such corporation is authorized to do business as a banking institution in the State of New Jersey or New York), in good standing, having an office in the State of New Jersey or New York, which is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination by federal or state authority and which has or is a subsidiary of a corporation which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $100 million or (b) an affiliate of a corporation described in clause (a) of this sentence. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares or Preferred Shares, and mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this
Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

      Section 22. Issuance of New Right Certificates.

      Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement.

      Section 23. Redemption.

      (a) The Board of Directors of the Company may, at its option, at any time prior to such time as any Person becomes an Acquiring Person, redeem all but not less than all of the then outstanding Rights at a redemption price of $.0l per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date of this Agreement (such redemption price being hereinafter referred to as the "Redemption Price"). The Company may, at its option, pay the Redemption Price in cash, Common Shares of the Company (based on the Current Per Share Market Price of the Common Shares at the time of redemption) or any other form of consideration deemed appropriate by the Board of Directors. The redemption of the Rights by the Board of Directors may be made effective at such time and on such basis and with such conditions as the Board of Directors in its sole discretion may establish.

      (b) Immediately upon the action of the Board of Directors of the Company ordering the redemption of the Rights pursuant to paragraph (a) of this Section 23, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. The Company shall promptly give public notice of any such redemption; provided, however, that the failure to give, or any defect in, any such notice shall not affect the validity of such redemption. Within 10 days after such action of the Board of Directors ordering the redemption of the Rights, the Company shall mail a notice of redemption to all the holders of the then outstanding Rights at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Shares. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. Neither the Company nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this Section 23 or in Section 24 hereof, and other than in connection with the purchase of Common Shares prior to the Distribution Date.

      Section 24. Exchange.

      (a) The Board of Directors of the Company may, at its option, at any time after any Person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of Section 11(a)(ii) hereof) for Common Shares at an exchange ratio of one Common Share per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the Date of this Agreement (such exchange ratio being hereinafter referred to as the "Exchange Ratio"). Notwithstanding the foregoing, the Board of Directors shall not be empowered to effect such exchange at any time after any Person (other than an Exempt Person) becomes the Beneficial Owner of 50% or more of the Common Shares then outstanding.

      (b) Immediately upon the action of the Board of Directors of the Company ordering the exchange of any Rights pursuant to paragraph (a) of this Section 24 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of Common Shares equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the Common Shares for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of outstanding and exercisable Rights (other than Rights which have become void pursuant to the provisions of Section 11(a)(ii) hereof) held by each holder of Rights.

      (c) In the event that there shall not be sufficient Common Shares authorized but unissued and unreserved to permit any exchange of Rights as contemplated in accordance with this Section 24, the Company shall take all such action as may be necessary to authorize additional Common Shares for issuance upon exchange of the Rights. In the event the Company shall, after good faith effort, be unable to take all such action as may be necessary to authorize such additional Common Shares, the Company shall substitute, for each Common Share that otherwise would be issuable upon exchange of a Right, a number of Preferred Shares or fraction thereof such that the Current Per Share Market Price of one Preferred Share multiplied by such number or fraction is equal to the Current Per Share Market Price of one Common Share as of the date of issuance of such Preferred Shares or fraction thereof.

      (d) The Company shall not be required to issue fractions of Common Shares or to distribute certificates which evidence fractional Common Shares. In lieu of such fractional Common Shares, the Company shall pay to the registered holders of the Right Certificates with regard to which such fractional Common Shares would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole Common Share. For the purposes of this
Section 24(d), the current market value of a whole Common Share shall be the Closing Price of a Common Share for the Trading Day immediately prior to the date of exchange pursuant to this Section 24.

      Section 25. Notice of Certain Events.

      (a) In case the Company shall propose (i) to pay any dividend payable in stock of any class to the holders of its Preferred Shares or to make any other distribution to the holders of its Preferred Shares (other than a regular quarterly cash dividend), (ii) to offer to the holders of its Preferred Shares rights or warrants to subscribe for or to purchase any additional Preferred Shares or shares of stock of any class or any other securities, rights or options, (iii) to effect any reclassification of its Preferred Shares (other than a reclassification involving only the subdivision of outstanding Preferred Shares), (iv) to effect any consolidation or merger into or with, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to, any other Person, (v) to effect any statutory share exchange with the outstanding Common Shares of the Company being exchanged for stock or other securities of any other corporation or cash or other property, (vi) to effect the liquidation, dissolution or winding up of the Company, or (vii) to declare or pay any dividend on the Common Shares payable in Common Shares or to effect a subdivision, combination or consolidation of the Common Shares (by reclassification or otherwise than by payment of dividends in Common Shares), then, in each such case, the Company shall give to each holder of a Right Certificate, in accordance with Section 26 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, or distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the Common Shares and/or Preferred Shares, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least 10 days prior to the record date determining holders of the Preferred Shares for purposes of such action, and in case of any such other action, at least 10 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Common Shares and/or Preferred Shares, whichever shall be the earlier.

      (b) In case any of the events set forth in Section 11(a)(ii) hereof shall occur, then the Company shall as soon as practicable thereafter give to each holder of a Right Certificate, in accordance with Section 26 hereof, a notice of the occurrence of such event, which notice shall describe such event and the consequences of such event to holders of Rights under Section 11(a)(ii) hereof.

      Section 26. Notices.

      Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

            Enzon, Inc.
            20 Kingsbridge Road
            Piscataway, NJ  08854-3998
            Attention:  General Counsel

      Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

            Continental Stock Transfer & Trust Company
            17 Battery Place
            New York, NY  10004
            Attention:  Compliance Department

      Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate shall be sufficiently given or made if published by press release and promptly thereafter is filed with the Securities and Exchange Commission on a Current Report on Form 8-K, or if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

      Section 27. Supplements and Amendments.

      The Company may from time to time supplement or amend this Agreement without the approval of any holders of Right Certificates in order (i) to extend the Final Expiration Date or, provided that at the time of such amendment no Person has become an Acquiring Person, the period during which the Rights may be redeemed, (ii) to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions of this Agreement, (iii) prior to the time that any Person becomes an Acquiring Person, to otherwise change or supplement any provision in this Agreement in any manner which the Company may deem necessary or desirable, or
(iv) subject to clause (i) of this Section 27, from and after the time that any Person becomes an Acquiring Person, to otherwise change or supplement any provision in this Agreement in any manner which the Company may deem necessary or desirable and which shall not adversely affect the interests of the holders of Right Certificates (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person).

      Section 28. Successors.

      All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

      Section 29. Benefits of this Agreement; No Liability.

      Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares). Notwithstanding anything to the contrary in this Agreement, none of the Company, the Rights Agent or the Board of Directors shall have any liability to, nor be subject to any claim of, any holder of the Common Shares of the Company or the Rights by reason of any failure of the Company to comply with the provisions of this Agreement prior to the time the Board of Directors has actual knowledge of the existence of an Acquiring Person or during the period allowed for a potentially inadvertent Acquiring Person to divest himself or itself of Common Shares of the Company as provided in Section 1 hereof or by reason of the failure of any such potentially inadvertent Acquiring Person to accomplish such divestiture.

      Section 30. Severability.

      If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

      Section 31. Governing Law.

      This Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of New Jersey and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

      Section 32. Counterparts.

      This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

      Section 33. Descriptive Headings.

      Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or constriction of any of the provisions hereof.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested, all as of the day and year first above written.

                                          ENZON, INC.

Attest:

By    /s/ Kenneth J. Zuerblis             By  /s/ Arthur J. Higgins
      -------------------------               ----------------------------
          Kenneth J. Zuerblis                     Arthur J. Higgins
      Its Vice President, Finance             Its President and Chief Executive
          and Chief Financial Officer             Officer


                                          CONTINENTAL STOCK TRANSFER &
                                            TRUST COMPANY, Transfer Agent
Attest:

By    /s/ Thomas Jennings                 By  /s/ William F. Seegraber
      -------------------------               ----------------------------
          Thomas Jennings                         William F. Seegraber
      Its Asst. Secretary                     Its Vice President

                                                                       Exhibit A

                                     FORM OF

              CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS OF

                            SERIES B PREFERRED STOCK

                                       OF

                                   ENZON, INC.

                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware

      Enzon, Inc. (the "Corporation"), a corporation organized and existing under the laws of the State of Delaware, does hereby certify that, pursuant to the authority conferred on the Board of Directors of the Corporation by the Certificate of Incorporation, as amended, of the Corporation and in accordance with Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation adopted the following resolution amending and restating the preferences and rights of its series of 600,000 shares of Preferred Stock, no shares of which have been issued, designated as "Series B Preferred Stock."

      RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of its Certificate of Incorporation, as amended, the preferences and rights of the series of Preferred Stock of the Corporation, designated as "Series B Preferred Stock," be and are hereby amended and restated in their entirety, and that the designation and amount of such series and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

            (a) Designation and Amount.

      The shares of such series shall be designated as "Series B Preferred Stock" (the "Series B Preferred Stock") and the number of shares constituting the Series B Preferred Stock shall be six hundred thousand (600,000). Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series B Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series B Preferred Stock.

            (b) Dividends and Distributions.

                  (i) Subject to the rights of the holders of any shares of any series of preferred stock (or any similar stock) ranking prior and superior to the Series B Preferred Stock with respect to dividends, the holders of shares of Series B Preferred Stock, in preference to the holders of Common Stock, par value $.01 (the "Common Stock"), of the Corporation, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series B Preferred Stock, in an amount per share (rounded to the nearest rent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series B Preferred Stock. In the event the Corporation shall at any time after June 3, 2002, declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series B Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  (ii) The Corporation shall declare a dividend or distribution on the Series B Preferred Stock as provided in paragraph (A) of this
            Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock or a subdivision of the outstanding Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series B Preferred Stock shall nevertheless be payable, out of funds legally available for such purpose, on such subsequent Quarterly Dividend Payment Date.

                  (iii) Dividends shall begin to accrue and be cumulative on outstanding shares of Series B Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series B Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series B Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series B Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

            (c) Voting Rights.

      The holders of shares of Series B Preferred Stock shall have the following voting rights:

                  (i) Subject to the provision for adjustment hereinafter set forth, each share of Series B Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time after June 3, 2002, declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series B Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  (ii) Except as otherwise provided herein, in any other
            Certificate of Designation creating a series of preferred stock or any similar stock, or by law, the holders of shares of Series B Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

                  (iii) Except as set forth herein, or as otherwise provided by law, holders of Series B Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

            (d) Certain Restrictions.

                  (i) Whenever quarterly dividends or other dividends or
            distributions payable on the Series B Preferred Stock as provided in
            Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series B Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

                        (1) declare or pay dividends, or make any other
                  distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding
                  up) to the Series B Preferred Stock;

                        (2) declare or pay dividends, or make any other
                  distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Preferred Stock, except dividends paid ratably on the Series B Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                        (3) redeem or purchase or otherwise acquire for
                  consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series B Preferred Stock; or

                        (4) redeem or purchase or otherwise acquire for
                  consideration any shares of Series B Preferred Stock, or any shares of stock ranking on a parity with the Series B Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                  (ii) The Corporation shall not permit any subsidiary of the
            Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

            (e) Reacquired Shares.

      Any shares of Series B Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of preferred stock and may be reissued as part of a new series of preferred stock subject to the conditions and restrictions on issuance set forth herein, in the Certificate of Incorporation, as amended, or in any other certificate of designation creating a series of preferred stock or any similar stock or as otherwise required by law.

            (f) Liquidation, Dissolution or Winding Up.

      Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Preferred Stock unless, prior thereto, the holders of shares of Series B Preferred Stock shall have received the greater of (i) $1,000 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, or (ii) an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Preferred Stock, except distributions made ratably on the Series B Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time after June 3, 2002, declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series B Preferred Stock were entitled immediately prior to such event under clause (1)(ii) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

            (g) Consolidation, Merger, Etc.

      In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series B Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after June 3, 2002, declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series B Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

            (h) No Redemption.

      The shares of Series B Preferred Stock shall not be redeemable.

            (i) Rank.

      The Series B Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of the Corporation's preferred stock.

            (j) Fractional Shares.

      Series B Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series B Preferred Stock.

            (k) Amendment.

      The Certificate of Incorporation, as amended of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or rights of the Series B Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series B Preferred Stock, voting together as a single class.

      IN WITNESS WHEREOF, the undersigned has executed this Certificate of

Designation, Preferences and Rights on behalf of the Corporation this ___ day of May, 2002.


                                              ----------------------------------
                                              Arthur J. Higgins
                                              President, Chief Executive Officer

                                                                       Exhibit B


                            FORM OF RIGHT CERTIFICATE


Certificate No. R-  _______________ Rights

      NOT EXERCISABLE AFTER MAY 16, 2012 OR EARLIER IF REDEMPTION OR EXCHANGE OCCURS. THE RIGHTS ARE SUBJECT TO REDEMPTION AT $.01 PER RIGHT (SUBJECT TO ADJUSTMENT) AND TO EXCHANGE ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES SET FORTH IN THE RIGHTS AGREEMENT, RIGHTS BENEFICIALLY OWNED BY A PERSON WHO IS, WAS OR BECOMES AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) AND SUBSEQUENT HOLDERS OF SUCH RIGHTS MAY BECOME NULL AND VOID.

                                RIGHT CERTIFICATE

                                   ENZON, INC.


      This certifies that _________________________________, or registered assigns, is the registered owner of the number of rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of May 17, 2002 (the "Rights Agreement"), between Enzon, Inc., a Delaware corporation (the "Company"), and Continental Stock Transfer & Trust Company (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M., New York, New York time, on May 16, 2012, at the office or offices of the Rights Agent designated for such purpose, or of its successor as Rights Agent, one one-thousandth of a fully paid nonassessable share of Series B Preferred Stock, par value $0.01 per share (the "Preferred Shares"), of the Company, at a purchase price of $190.00 (the "Purchase Price"), upon presentation and surrender of this Right Certificate with the form of Election to Purchase duly executed. The number of Rights evidenced by this Right Certificate (and the number of one one-thousandths of a Preferred Share which may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of June 3, 2002, based on the Preferred Shares as constituted at such date. As provided in the Rights Agreement, the Purchase Price and the number of one one-thousandths of a Preferred Share which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

      This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates (which limitations of rights include the suspension of the exercisability of the Rights under certain circumstances specified in the Rights Agreement). Copies of the Rights Agreement are on file at the principal executive offices of the Company and the above-mentioned office(s) of the Rights Agent and will be mailed without charge by the Company or the Rights Agent to the holder of this certificate promptly following receipt by the Company or the Rights Agent of a written request therefor.

      If any Person or group of affiliated or associated Persons becomes an Acquiring Person, any Rights evidenced by this Right Certificate that are or were acquired or beneficially owned by any Acquiring Person (or any Associate or Affiliate, as such terms are defined in the Rights Agreement, of such Acquiring Person) shall be void and any holder of such Rights shall thereafter have no right to exercise such Rights; and any Right Certificates delivered to the Rights Agent for transfer to an Acquiring Person (or any Associate or Affiliate of such Acquiring Person) whose Rights would be void pursuant to this sentence shall be cancelled.

      This Right Certificate, with or without other Right Certificates, upon surrender at the office or offices of the Rights Agent designated for such purpose, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Preferred Shares as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

      Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate (i) may, but are not required to, be redeemed by the Company at a redemption price of $.01 per Right, subject to adjustment as provided in the Rights Agreement, payable in cash, Common Shares (as such term is defined in the Rights Agreement) or any other form of consideration deemed appropriate by the Board of Directors, and (ii) may, but are not required to, be exchanged by the Company in whole or in part for Common Shares.

      No fractional Preferred Shares will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one one-thousandth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

      No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Shares or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

      This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

      WITNESS the manual or facsimile signature of the proper officer of the Company.


Dated as of_____________


                                          Enzon, Inc.


                                          By
                                             -----------------------------------
                                          Its
                                              ----------------------------------


Countersigned
CONTINENTAL STOCK TRANSFER
  & TRUST COMPANY, as Rights Agent


By
   ----------------------------------
Its
    ---------------------------------

                    Form of Reverse Side of Right Certificate

                               FORM OF ASSIGNMENT

                (To be executed by the registered holder if such
               holder desires to transfer the Right Certificate.)


      FOR VALUE RECEIVED _________________________________________ hereby sells, assigns and transfers unto (Please print name and address of transferee) ______________________________________________________________________ this
Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint____________ Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.

Please insert social security
number, taxpayer identification
number or other identifying number: ___________________


Dated:__________, 20__


                                            ------------------------------------
                                            Signature


Signature Guaranteed:

------------------------------------
Signatures must be guaranteed.

                                   CERTIFICATE

     The undersigned hereby certifies (after due inquiry and to the best of its knowledge) by checking the appropriate boxes that:

                  (A) this Right Certificate

                                    [ ] is
                                        or
                                    [ ] is not

being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement); and

                  (B) the undersigned

                                    [ ] did
                                        or
                                    [ ] did not

acquire the Rights evidenced by this Right Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.


                                            ------------------------------------
                                            Signature


                                     NOTICE

      The signature of the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Right Certificate in every particular, with out alteration or enlargement or any change whatsoever.

                          FORM OF ELECTION TO PURCHASE

      (To be executed if holder desires to exercise the Right Certificate)


To Enzon, Inc.:

      The undersigned hereby irrevocably elects to exercise__________ Rights represented by this Right Certificate to purchase the Preferred Shares issuable upon the exercise of such Rights and requests that certificates for such Preferred Shares be issued in the name of:

Please insert social security
number, taxpayer identification
number or other identifying number:______________________

------------------------------------------------------------------------------
                         (Please print name and address)

------------------------------------------------------------------------------

      If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security
taxpayer identification number
or other identifying number: _____________________

------------------------------------------------------------------------------
                         (Please print name and address)

------------------------------------------------------------------------------

Dated:________, 20__


                                            ------------------------------------
                                            Signature


Signature Guaranteed:

--------------------------------
Signatures must be guaranteed.

                                   CERTIFICATE

      The undersigned hereby certifies (after due inquiry and to the best of its knowledge) by checking the appropriate boxes that:

                  (C) this Right Certificate

                                    [ ] is
                                        or
                                    [ ] is not

being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement); and

                  (D) the undersigned

                                    [ ] did
                                        or
                                    [ ] did not

acquire the Rights evidenced by this Right Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.


                                            ------------------------------------
                                            Signature


                                     NOTICE

      The signature of the foregoing Election to Purchase and Certificate must correspond to the name as written upon the face of this Right Certificate in every particular, with out alteration or enlargement or any change whatsoever.

      In the event the certification set forth above in the foregoing Assignment or Election to Purchase, as the case may be, is not completed, the Company and the Rights Agent will deem the beneficial owner of the Rights evidenced by this Rights Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and such Assignment or Election to Purchase will not be honored.

                                                                       Exhibit C

                                   ENZON, INC.

                          SUMMARY OF RIGHTS TO PURCHASE

                                PREFERRED SHARES

      On May 17, 2002 the Board of Directors of Enzon, Inc. (the "Company"), declared a dividend of one preferred share purchase right (a "Right") per share for each outstanding share of Common Stock, par value $0.01 (the "Common Shares"), of the Company. The dividend will be payable on June 3, 2002 (the "Record Date") to holders of record of the Common Shares on that date.

      Each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of Series B Preferred Stock, par value $0.01 (the "Preferred Shares"), of the Company at a price of $190.00 per one-thousandth of a Preferred Share (the "Purchase Price"), subject to adjustment; provided, however, under the circumstances described below, holders will receive Common Shares instead of Preferred Shares. The description and terms of the Rights are set forth in the Rights Agreement, dated as of May 17, 2002 (the "Rights Agreement"), between the Company and Continental Stock Transfer & Trust Company, as Rights Agent (the "Rights Agent"). Capitalized terms used herein but not defined shall have the meaning assigned to them in the Rights Agreement.

      Initially, the Rights will attach to all certificates representing Common Shares then outstanding and no separate Right Certificates (as defined herein) will be distributed. The Rights will separate from the Common Shares, and a Distribution Date for the Rights will occur upon the earlier of:

                        (2) the close of business on the day following a public
                  announcement that a person or group of affiliated or associated persons has become an "Acquiring Person" (i.e., has become, subject to certain exceptions, the Beneficial Owner of 15% (the "Threshold Percentage") or more of the outstanding Common Shares); and

                        (3) the close of business on the day following the
                  commencement or public announcement of the intention to commence a tender offer or exchange offer, the consummation of which would result in a person or group of affiliated or associated persons becoming, subject to certain exceptions, the Beneficial Owner of the Threshold Percentage or more of the outstanding Common Shares (or such later date as may be determined by the Board of Directors of the Company prior to a person or group of affiliated or associated persons becoming an Acquiring Person).

      A Person will not be an Acquiring Person if the Board of Directors of the Company determines that such Person became the Beneficial Owner of the Threshold Percentage or more of the Common Shares of the Company then outstanding inadvertently and such Person divests itself, within a reasonable period of time as determined by the Board of Directors, of a sufficient number of Common Shares so that such Person is no longer the Beneficial Owner of the Threshold Percentage or more of the Common Shares of the Company then outstanding.

      Until the Distribution Date,

            (i) the Rights will be evidenced by the Common Share certificates and will be transferred with and only with the Common Shares,

            (ii) new Common Share certificates issued after the Record Date upon transfer or new issuance of the Common Shares will contain a notation incorporating the Rights Agreement by reference, and

            (iii) the surrender for transfer of any Common Share certificate, even without such notation or a copy of the Summary of Rights distributed to stockholders of record as of the Record Date, also will constitute the transfer of the Rights associated with the Common Shares represented by such certificate.

      As promptly as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date, and such separate Right Certificates alone will evidence the Rights.

      The Rights are not exercisable until the Distribution Date. The Rights will expire on May 16, 2012, unless extended or earlier redeemed or exchanged by the Company as described below.

      The Purchase Price payable, and the number of Preferred Shares or other securities or property issuable upon exercise of the Rights, are subject to adjustment from time to time to prevent dilution:

            (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Shares,

            (ii) upon the grant to holders of the Preferred Shares of certain rights, options or warrants to subscribe for or purchase Preferred Shares or securities convertible into Preferred Shares or preferred share equivalents at less than the then current market price of the Preferred Shares, or

            (iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends or dividends payable in Preferred Shares) or of subscription rights or warrants (other than those described in clause (ii) of this paragraph).

      With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in the Purchase Price. No fraction of a Preferred Share will be issued (other than fractional shares which are integral multiples of one one-thousandth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts) if in lieu thereof, a payment in cash is made based on the closing price (prorated for the fraction) of a Preferred Share on the last trading date prior to the date of exercise.

      The number of outstanding Rights and the number of one one-thousandths of a Preferred Share issuable upon exercise of each Right also are subject to adjustment in the event of a stock split of the Common Shares, a stock dividend on the Common Shares payable in Common Shares, or subdivisions, consolidations or combinations of the Common Shares occurring, in any such case, prior to the Distribution Date.

      Preferred Shares purchasable upon exercise of the Rights will not be redeemable. Each Preferred Share will be entitled to a minimum preferential quarterly dividend payment of the greater of (a) $1.00 or (b) subject to the provision for adjustment, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions declared on the Common Shares since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of the Preferred Shares. In the event of liquidation, the holders of the Preferred Shares would be entitled to receive a preferential liquidation payment of the greater of (i) $1,000 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, or (ii) an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount to be distributed per share to holders of Common Shares, or to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Preferred Shares. Each Preferred Share will have 1,000 votes, voting together with the Common Shares. Finally, in the event of any merger, consolidation or other transaction in which Common Shares are exchanged, each Preferred Share will be entitled to receive 1,000 times the amount received per Common Share. These rights are protected by customary antidilution provisions.

      Because of the nature of the Preferred Shares' dividend, liquidation and voting rights, the value of the one one-thousandth interest in a Preferred Share purchasable upon exercise of each Right should approximate the value of one Common Share.

      If any person or group of affiliated or associated persons becomes an Acquiring Person (unless the event by which such Person became an Acquiring Person is a Permitted Offer described in the following paragraph), then each holder of a Right, other than Rights beneficially owned by the Acquiring Person and certain transferees thereof (which will thereafter be void), will thereafter have the right to receive, upon exercise thereof at the then current Purchase Price of the Right, that number of Common Shares having a market value of two times such Purchase Price of the Right, subject to certain possible adjustments.

      If, at any time after there is an Acquiring Person, the Company is acquired in certain mergers or other business combination transactions (other than certain transactions with a subsidiary of the Company or a transaction with a person who acquired Common Shares through a tender offer or exchange offer for all outstanding Common Shares of the Company determined by the Board of Directors to be in the best interests of the Company and its stockholders (a "Permitted Offer") or 50% or more of the assets or earning power of the Company and its subsidiaries (taken as a whole) are sold, each holder of a Right (other than Rights which have become void under the terms of the Rights Agreement) will thereafter have the right to receive, upon exercise thereof at the then current Purchase Price of the Right, that number of Common Shares of the acquiring company (or, in certain cases, one of its affiliates) having a market value of two times such Purchase Price of the Right.

      In certain events specified in the Rights Agreement, the Company is permitted temporarily to suspend the exercisability of the Rights.

      At any time after a person or group of affiliated or associated persons becomes an Acquiring Person, and prior to the acquisition by a person or group of affiliated or associated persons of 50% or more of the outstanding Common Shares, the Board of Directors of the Company may exchange all or part of the Rights (other than Rights which have become void under the terms of the Rights Agreement) for Common Shares at an exchange ratio of one Common Share per Right, subject to adjustment.

      At any time prior to such time as any Person becomes an Acquiring Person, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right, subject to adjustment, payable in cash, Common Shares or any other form of consideration deemed appropriate by the Board of Directors. The period of time during which the Rights may be redeemed may be extended if no person has become an Acquiring Person. The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish.

      Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including without limitation, the right to vote or to receive dividends. In addition, the Company will have no liability to holders of Rights or of the Common Shares for any failure to comply with the Rights Agreement during any period the Board of Directors is unaware of the existence of the Acquiring Person.

      A copy of the Rights Agreement, dated as of May 17, 2002, has been filed with the Securities and Exchange Commission as an exhibit to Form 8-A dated May 17, 2002. A copy of the Rights Agreement is available free of charge from the Company at the following address: Enzon, Inc., 20 Kingsbridge Road, Piscataway, NJ 08854-3998, Attention: General Counsel. This summary does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is incorporated in this summary by reference.